Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FIRST QUARTER ENDED DECEMBER 31, 2018

•	Total revenue grew 15.1% or was up 17.8% in constant currency
•	Digital revenue grew 17.6% or was up 19.9% in constant currency
•	Net income was $86 million versus $5 million in the prior-year quarter
•	OIBDA was $215 million versus $155 million in the prior-year quarter

NEW YORK, New York, February 5, 2019—Warner Music Group Corp. today announced its first-quarter financial results for the period ended December 31, 2018.

“I’m pleased that we are off to a great start for fiscal ‘19,” said Steve Cooper, Warner Music Group’s CEO.  “We have best in class operators working with amazing music from our extraordinary artists and songwriters across a diverse set of genres, generations and geographies.”

“Our first-quarter results are evidence that our long-term strategy is paying off,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “Our Recorded Music business alone exceeded $1 billion in revenue, and we also had strong OIBDA and cash flow.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017	% Change
	(unaudited)	(unaudited)
Revenue	$1,203	$1,045	15%
Digital revenue	627	533	18%
Operating income	147	90	63%
Adjusted operating income(1)	156	103	51%
OIBDA(1)	215	155	39%
Adjusted OIBDA(1)	224	168	33%
Net income	86	5	-
Adjusted net income(1)	95	18	-
Net cash provided by operating activities	92	136	-32%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue grew 15.1% (or 17.8% in constant currency).  Growth in Recorded Music digital, physical and artist services and expanded-rights revenue and growth in Music Publishing digital, performance and synchronization revenue were partially offset by a decline in Recorded Music licensing revenue and Music Publishing mechanical revenue.  Revenue included a net 6 percentage point benefit from M&A, primarily related to the acquisition of EMP and a 2 percentage point benefit from the adoption of

FASB’s new revenue recognition standard, ASC 606.  Revenue grew in all regions.  Digital revenue grew 17.6% (or 19.9% in constant currency), and represented 52.1% of total revenue, compared to 51.0% in the prior-year quarter.

Operating income was $147 million compared to $90 million in the prior-year quarter.  OIBDA was $215 million, up 38.7% from $155 million in the prior-year quarter and OIBDA margin increased 3.1 percentage points to 17.9% from 14.8% in the prior-year quarter. OIBDA included a net $8 million benefit from M&A and an $18 million benefit from the adoption of ASC 606.  The increase in operating income, OIBDA and OIBDA margin was also the result of revenue growth and revenue mix.  Adjusted OIBDA rose 33.3% to $224 million and Adjusted OIBDA margin increased 2.5 percentage points to 18.6% from 16.1% due to the same factors which impacted OIBDA and OIBDA margin.

Net income was $86 million compared to $5 million in the prior-year quarter and Adjusted net income was $95 million compared to $18 million in the prior-year quarter.  The improvement was due to higher operating income and higher other income associated with the Company’s Euro-denominated debt due primarily to changes in exchange rates and an unrealized gain on investment.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude restructuring and related costs and certain costs related to the Company’s Los Angeles office consolidation in the quarter, and certain costs related to the relocation of the Company’s U.S. shared service center to Nashville, Los Angeles office consolidation, restructuring and costs associated with management changes in the prior-year quarter.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income.

As of December 31, 2018, the Company reported a cash balance of $548 million, total debt of $2.998 billion and net debt (defined as total long-term debt, net of deferred financing costs, minus cash) of $2.450 billion.

Cash provided by operating activities was $92 million compared to $136 million in the prior-year quarter.  The change was largely a result of timing of working capital and the payment of royalties to artists related to the Company’s Spotify share sale in the third quarter of the prior fiscal year.  Free Cash Flow, defined below, was negative $146 million compared to $130 million in the prior-year quarter, reflecting higher cash paid for investments related to the acquisition of EMP and higher capital expenditures related to the Company’s Los Angeles office consolidation.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017	% Change
	(unaudited)	(unaudited)
Revenue	$1,041	$904	15%
Digital revenue	563	481	17%
Operating income	163	129	26%
Adjusted operating income(1)	167	139	20%
OIBDA(1)	211	173	22%
Adjusted OIBDA(1)	215	183	17%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue grew $137 million or 15.2% (or 17.8% in constant currency).  This includes a $76 million increase related to the acquisition of EMP, partially offset by an $18 million decrease related to concert promotion divestitures and a $6 million decrease due to the adoption of ASC 606.  Growth in digital, physical and artist services and expanded-rights revenue was partially offset by a decline in licensing revenue.  Digital growth reflects a continuing shift to streaming.  The increase in physical revenue reflects a strong release schedule.  The increase in artist services and expanded-rights revenue was largely attributable to the acquisition of EMP and higher merchandising revenue in the U.S., which was partially offset by timing of tours, concert promotion divestitures and changes in exchange rates.  The decline in licensing revenue was primarily due to a $10 million decrease from the adoption of ASC 606 and the impact of changes in exchange rates.  Recorded Music revenue grew in all regions.  Major sellers included Johnny Hallyday, Ed Sheeran, The Greatest Showman soundtrack, Michael Bublé and KOBUKURO.

Recorded Music operating income was $163 million, up 26.4% from $129 million in the prior-year quarter and operating margin was up 1.4 percentage points to 15.7% versus 14.3% in the prior-year quarter.  OIBDA increased 22.0% to $211 million from $173 million in the prior-year quarter and OIBDA margin increased 1.1 percentage points to 20.2%.  Adjusted OIBDA was $215 million versus $183 million in the prior-year quarter with Adjusted OIBDA margin up 0.5 percentage points to 20.7%. Operating income, OIBDA and Adjusted OIBDA includes a net $8 million increase related to M&A, which was partially offset by a $6 million decrease due to the adoption of ASC 606.  The increase in operating income, OIBDA and Adjusted OIBDA was also driven by revenue growth and revenue mix.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017	% Change
	(unaudited)	(unaudited)
Revenue	$165	$143	15%
Digital revenue	65	53	23%
Operating income	22	(1)	-
OIBDA(1)	39	17	-

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue rose $22 million, or 15.4% (18.7% in constant currency) due to the adoption of ASC 606, which resulted in a $26 million benefit.  Revenue grew in digital, performance and synchronization, but declined in the mechanical segment, which only relates to physical sales due to the ongoing shift to streaming.  Performance revenue grew due to the adoption of ASC 606, but was negatively impacted by lower market share and loss of administration rights in certain catalogs.

Music Publishing operating income was $22 million compared with a net operating loss of $1 million in the prior-year quarter.  Operating margin improved to 13.3% from negative 0.7%.  Music Publishing OIBDA increased by $22 million to $39 million and OIBDA margin improved to 23.6% from 11.9%.  The increase in operating income and OIBDA was largely due to the adoption of ASC 606, which resulted in a $24 million benefit.  Adjusting for the adoption of ASC 606, Music Publishing OIBDA declined due to revenue mix.

Financial details for the quarter can be found in the Company’s current Form 10-Q, for the period ended December 31, 2018, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry, including Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Spinnin’, Warner Bros., Warner Classics and Warner Music Nashville, as well as Warner/Chappell Music, one of the world's leading music publishers with a catalogue of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Annual Report on Form 10-K, Quarterly Report on Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution for material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to December 31, 2018 and December 31, 2017 relate to the periods ended December 28, 2018 and December 29, 2017, respectively. For convenience purposes, the Company continues to date its financial statements as of December 31.  The fiscal year ended September 30, 2018 ended on September 28, 2018.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three Months Ended December 31, 2018 versus December 31, 2017
(dollars in millions)

	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017	% Change
	(unaudited)	(unaudited)
Revenue	$1,203	$1,045	15%
Cost and expenses:
Cost of revenue	(626)	(569)	-10%
Selling, general and administrative expenses	(376)	(333)	-13%
Amortization expense	(54)	(53)	-2%
Total costs and expenses	$(1,056)	$(955)	-11%
Operating income	$147	$90	63%
Loss on extinguishment of debt	(3)	(1)	-
Interest expense, net	(36)	(36)	-
Other income, net	28	4	-
Income before income taxes	$136	$57	-
Income tax expense	(50)	(52)	4%
Net income	$86	$5	-
Less: Income attributable to noncontrolling interest	-	(1)	100%
Net income attributable to Warner Music Group Corp.	$86	$4	-

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at December 31, 2018 versus September 30, 2018
(dollars in millions)

	December 31,	September 30,
	2018	2018	% Change
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and equivalents	$548	$514	7%
Accounts receivable, net	789	447	77%
Inventories	66	42	57%
Royalty advances expected to be recouped within one year	136	123	11%
Prepaid and other current assets	53	50	6%
Total current assets	$1,592	$1,176	35%
Royalty advances expected to be recouped after one year	166	153	9%
Property, plant and equipment, net	268	229	17%
Goodwill	1,793	1,692	6%
Intangible assets subject to amortization, net	1,839	1,851	-1%
Intangible assets not subject to amortization	153	154	-1%
Deferred tax assets, net	10	11	-9%
Other assets	125	78	60%
Total assets	$5,946	$5,344	11%
Liabilities and Equity
Current liabilities:
Accounts payable	$179	$281	-36%
Accrued royalties	1,551	1,396	11%
Accrued liabilities	495	423	17%
Accrued interest	24	31	-23%
Deferred revenue	182	208	-13%
Other current liabilities	162	34	-
Total current liabilities	$2,593	$2,373	9%
Long-term debt	2,998	2,819	6%
Deferred tax liabilities, net	219	165	33%
Other noncurrent liabilities	275	307	-10%
Total liabilities	$6,085	$5,664	7%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	0%
Accumulated deficit	(1,078)	(1,272)	15%
Accumulated other comprehensive loss, net	(212)	(190)	-12%
Total Warner Music Group Corp. deficit	$(162)	$(334)	-51%
Noncontrolling interest	23	14	64%
Total equity	(139)	(320)	-57%
Total liabilities and equity	$5,946	$5,344	11%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three Months Ended December 31, 2018 versus December 31, 2017
(dollars in millions)

	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017
	(unaudited)	(unaudited)
Net cash provided by operating activities	$92	$136
Net cash used in investing activities	(238)	(6)
Net cash provided by (used in) financing activities	182	(3)
Effect of foreign currency exchange rates on cash and equivalents	(2)	2
Net increase in cash and equivalents	$34	$129

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three Months Ended December 31, 2018 versus December 31, 2017
(dollars in millions)

	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017
	(unaudited)	(unaudited)
Streaming	$502	$404
Downloads and Other Digital	61	77
Total Recorded Music Digital Revenue	$563	$481

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three Months Ended December 31, 2018 versus December 31, 2017
(dollars in millions)

	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$86	$4	-
Income attributable to noncontrolling interest	-	1	-100%
Net income	$86	$5	-
Income tax expense	50	52	4%
Income including income taxes	$136	$57	-
Other (income) expense, net	(28)	(4)	-
Interest expense, net	36	36	-
Loss on extinguishment of debt	3	1	-
Operating income	$147	$90	63%
Amortization expense	54	53	-2%
Depreciation expense	14	12	-17%
OIBDA	$215	$155	39%
Operating income margin	12.2%	8.6%
OIBDA margin	17.9%	14.8%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three Months Ended December 31, 2018 versus December 31, 2017
(dollars in millions)

	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$147	$90	63%
Depreciation and amortization expense	(68)	(65)	-5%
Total WMG OIBDA	$215	$155	39%
Operating income margin	12.2%	8.6%
OIBDA margin	17.9%	14.8%

Recorded Music operating income - GAAP	$163	$129	26%
Depreciation and amortization expense	(48)	(44)	-9%
Recorded Music OIBDA	$211	$173	22%
Recorded Music operating income margin	15.7%	14.3%
Recorded Music OIBDA margin	20.3%	19.1%

Music Publishing operating income - GAAP	$22	$(1)	-
Depreciation and amortization expense	(17)	(18)	6%
Music Publishing OIBDA	$39	$17	-
Music Publishing operating income margin	13.3%	-0.7%
Music Publishing OIBDA margin	23.6%	11.9%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three Months Ended December 31, 2018 versus December 31, 2017
(dollars in millions)

For the Three Months Ended December 31, 2018
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$147	$163	$22	$215	$211	$39	$86
Factors Affecting Comparability:
Restructuring and Other Related Costs	6	1	-	6	1	-	6
L.A. Office Consolidation	3	3	-	3	3	-	3
Adjusted Results	$156	$167	$22	$224	$215	$39	$95

Adjusted Margin	13.0%	16.0%	13.3%	18.6%	20.7%	23.6%

For the Three Months Ended December 31, 2017
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$90	$129	$(1)	$155	$173	$17	$5
Factors Affecting Comparability:
Restructuring and Other Related Costs	3	2	-	3	2	-	3
One-Time Compensation Payment	3	3	-	3	3	-	3
L.A. Office Consolidation	4	4	-	4	4	-	4
Nashville Shared Service Costs	3	1	-	3	1	-	3
Adjusted Results	$103	$139	$(1)	$168	$183	$17	$18

Adjusted Margin	9.9%	15.4%	0.7%	16.1%	20.2%	11.9%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three Months Ended December 31, 2018 versus December 31, 2017 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2017
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$431	$370	$370
Music Publishing	73	63	63
International revenue
Recorded Music	610	534	514
Music Publishing	92	80	76
Intersegment eliminations	(3)	(2)	(2)
Total Revenue	$1,203	$1,045	$1,021

Revenue by Segment:
Recorded Music
Digital	$563	$481	$472
Physical	231	223	218
Total Digital and Physical	794	704	690
Artist services and expanded-rights	166	105	102
Licensing	81	95	92
Total Recorded Music	1,041	904	884
Music Publishing
Performance	53	43	41
Digital	65	53	52
Mechanical	15	18	17
Synchronization	29	27	27
Other	3	2	2
Total Music Publishing	165	143	139
Intersegment eliminations	(3)	(2)	(2)
Total Revenue	$1,203	$1,045	$1,021

Total Digital Revenue	$627	$533	$523

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three Months Ended December 31, 2018 versus December 31, 2017
(dollars in millions)

	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017
	(unaudited)	(unaudited)
Net cash provided by operating activities	$92	$136
Less: Capital expenditures	26	16
Less: Net cash paid (received) for investments	212	(10)

Free Cash Flow	$(146)	$130

###

Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com